UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2012

BIOMIMETIC THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51934	62-1786244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

389 Nichol Mill Lane, Franklin, Tennessee 37067

(Address of Principal Executive Offices) (Zip Code)

(615) 844-1280

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On November 19, 2012, BioMimetic Therapeutics, Inc., a Delaware corporation (“BioMimetic”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wright Medical Group, Inc., a Delaware corporation (“Parent”) and Parent’s direct wholly-owned subsidiaries, Achilles Merger Subsidiary, Inc., a Delaware corporation (“Merger Sub”), and Achilles Acquisition Subsidiary, LLC, a Delaware limited liability company (“Sister Subsidiary” and, together with Merger Sub, the “Merger Subsidiaries”). The Merger Agreement provides that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into BioMimetic (the “Initial Merger”) followed by BioMimetic merging with and into Sister Subsidiary (together with the Initial Merger, the “Transaction”). As a result of the Transaction, BioMimetic will become a wholly-owned subsidiary of Parent and the stockholders of BioMimetic prior to the Initial Merger will own approximately 14.5% of Parent.

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, at the effective time of the Initial Merger (the “Effective Time”), each outstanding share of BioMimetic’s common stock (other than shares owed by Parent, BioMimetic or their respective subsidiaries, or shares as to which dissenters’ rights have been properly exercised) will be converted into the right to receive (i) $1.50 in cash, without interest, (ii) 0.2482 of a validly issued, fully paid and non-assessable share of Parent common stock, $0.01 par value per share (“Parent Common Stock”) and (iii) one contingent value right (a “CVR”) to be issued by Parent subject to and in accordance with the CVR Agreement described below.

The Merger Agreement includes customary representations, warranties and covenants of BioMimetic, Parent and the Merger Subsidiaries. BioMimetic has agreed to operate its business in the ordinary course consistent with past practice until the Effective Time, subject to certain agreed upon limitations, and has agreed to certain “non-solicitation” provisions that prohibit BioMimetic from soliciting proposals relating to alternative transactions and, subject to certain exceptions, entering into discussions or negotiations concerning proposals for alternative transactions prior to the Effective Time. Parent has also agreed to certain covenants and agreements, including that it will nominate an independent member of BioMimetic’s board of directors for election to Parent’s board of directors at Parent’s 2013 annual meeting.

The completion of the Transaction is subject to various closing conditions, including obtaining the approval of BioMimetic’s stockholders, registering the shares of Parent Common Stock and CVRs to be issued in connection with the Transaction, and receipt of regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement contains certain termination rights for both BioMimetic and Parent, including, subject to certain conditions, for BioMimetic to enter into an agreement with respect to a superior proposal if a failure to do so would be inconsistent with the fiduciary duties of BioMimetic’s board of directors. Upon termination under certain circumstances, BioMimetic would be required to pay Parent a termination fee of $8,255,000. The Merger Agreement also provides that, upon termination under certain circumstances, Parent would be required to pay BioMimetic a termination fee of $30 million.

Concurrently with the execution of the Merger Agreement, the directors and certain officers of BioMimetic, as well as their stockholder affiliates, who together beneficially own approximately 30% of BioMimetic’s outstanding common stock, have entered into voting agreements whereby they agreed, among other things, to vote all shares of BioMimetic common stock held by them in favor of adopting the Merger Agreement. A copy of the form of voting agreement is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

CVR Agreement

In connection with the Merger Agreement, Parent and a trustee mutually agreeable to Parent and BioMimetic will enter into a Contingent Value Rights Agreement (“CVR Agreement”) governing the terms of the CVRs. A holder of a CVR will be entitled to receive the following cash payments, conditioned upon the achievement of certain milestones as follows:

•

Approval Milestone: Parent would be obligated to pay $3.50 per CVR upon United States Food and Drug Administration (“FDA”) approval of Augment® Bone Graft on or before the sixth anniversary of the closing of the Merger.

•

Product Sales Milestone #1: Parent would be obligated to pay $1.50 per CVR the first time sales of specified products exceed $40 million during a consecutive 12 month period. If such milestone is achieved prior to the second anniversary of the closing of the Merger, the payment related to such milestone will be payable on the later of the second anniversary of the closing of the Merger or 20 business days following notice of achievement of the milestone.

•

Product Sales Milestone #2: Parent would be obligated to pay $1.50 per CVR the first time sales of specified products exceed $70 million during a consecutive 12 month period. If such milestone is achieved prior to the second anniversary of the closing of the Merger, the payment related to such milestone will be payable on the later of the second anniversary of the closing of the Merger or 20 business days following notice of achievement of the milestone.

Parent has agreed to use certain diligent efforts to achieve the milestones, which efforts generally require Parent to use those efforts normally used by persons in the medical devices business similar in size and resources to Parent. In addition, Parent has agreed to use its commercially reasonable efforts to maintain a listing for trading on the Nasdaq Global Market or another national securities exchange for so long as any CVRs remain outstanding.

On or after the third anniversary of closing of the Merger, on any date on which both: (i) FDA approval of Augment has not been achieved and (ii) the volume weighted average price paid per CVR for all CVRs traded over the 45 trading days prior to such date is less than $0.10, Parent may provide notice (a “Failure Purchase Notice”) to holders of CVRs that it will purchase all (but not less than all) of the outstanding CVRs (a “Failure Purchase”). The price at which the CVRs are to be purchased in a Failure Purchase is 115% of the volume weighted average price paid per CVR for all CVRs traded over the 45 trading days prior to the 5th trading day before the date of the Failure Purchase Notice.

Additional Information

The foregoing summary of the Merger Agreement, the CVR Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and the form of CVR Agreement which are attached to this report as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about BioMimetic, Parent or the Merger Subsidiaries or to modify or supplement any factual disclosures about BioMimetic in its public reports filed with the U.S. Securities and Exchange Commission (“SEC”). In particular, the Merger Agreement and the related summary in this report are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to BioMimetic. The Merger Agreement includes representations, warranties and covenants of BioMimetic, Parent and the Merger Subsidiaries made solely for the benefit of the parties to the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract among BioMimetic, Parent and the Merger Subsidiaries and may be subject to important qualifications and limitations agreed to by BioMimetic, Parent and the Merger Subsidiaries in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to BioMimetic’s SEC filings or may have been used for purposes of allocating risk among BioMimetic, Parent and the Merger Subsidiaries rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of BioMimetic, Parent and the Merger Subsidiaries or any of their respective subsidiaries or affiliates.

In connection with the merger, Parent will be filing with the SEC a registration statement on Form S-4 and BioMimetic will be mailing a proxy statement/prospectus for its stockholders and each will be filing other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, BIOMIMETIC STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND BIOMIMETIC. Investors and stockholders may obtain copies of the proxy statement and other relevant documents filed with the SEC by BioMimetic free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain copies of the proxy statement and other relevant documents filed with the SEC by BioMimetic (when they are available) by going to BioMimetic’s Investor Relations page on its corporate website at www.biomimetics.com.

BioMimetic, Parent and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding BioMimetic’s executive officers and directors, and their beneficial ownership of BioMimetic’s common stock as of April 12, 2012 is available in BioMimetic’s proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 27, 2012. Information regarding Parent’s executive officers and directors is available in Parent’s proxy statement for its 2012 annual meeting of stockholders and its current reports on Form 8-K, which were filed with the SEC on March 27, 2012, August 3, 2012 and November 6, 2012, respectively. Other information regarding the interests of such potential participants in the proxy solicitation will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2012, BioMimetic entered into new employment agreements with certain senior executives, including Larry Bullock, BioMimetic’s Chief Financial Officer and Dr. Russell Pagano, BioMimetic’s Vice President, Clinical and Regulatory Affairs, and on November 18, 2012, entered into an amendment to its employment agreement with Dr. Samuel E. Lynch, BioMimetic’s President and Chief Executive Officer. Below are brief summaries of the terms and conditions of the new employment agreements and the amendment (which are qualified in their entirety by reference to the contracts filed herewith as Exhibits 10.3 through 10.5 and incorporated herein by reference).

Executive Employment Agreements

Mr. Bullock’s and Dr. Pagano’s new employment agreements replace their prior agreements that expired on July 16, 2012. Each new employment agreement (each an “Executive Employment Agreement” and, together, the “Executive Employment Agreements”) is made effective as of July 17, 2012. Mr. Bullock’s Executive Employment Agreement has a one-year term, continuing through July 16, 2013. Dr. Pagano’s Executive Employment Agreement has a two-year term, continuing through July 16, 2014.

Mr. Bullock’s Executive Employment Agreement contemplates an annual base salary of $283,600, and Dr. Pagano’s Executive Employment Agreement contemplates an annual base salary of $244,800, which were the respective salaries of each executive prior to signing his Executive Employment Agreement. Such salaries are subject to annual review for potential increases. In addition, Mr. Bullock and Dr. Pagano are eligible for discretionary annual incentive bonuses.

Consistent with their prior employment agreements, under the Executive Employment Agreements, if BioMimetic terminates an executive’s employment without cause or if the executive resigns his employment for good reason, the executive is entitled to severance payments. Mr. Bullock’s Executive Employment Agreement contemplates a severance payment equal to nine months of base salary and continuation of benefits and perquisites for a period of nine months. Dr. Pagano’s Executive Employment Agreement contemplates a severance payment equal to six months of base salary and continuation of benefits and perquisites for six months. The Executive Employment Agreements contemplate that, if the termination follows a change of control, the severance payment amount would be equal to 12 months of base salary and benefits would be continued for a 12-month period. Receipt of severance compensation is conditioned on the terminated executive’s execution of a general release of claims and compliance with post-employment obligations, including, for a period of 12 months following termination, not to engage in certain activities that may be competitive with BioMimetic or to participate in the development or commercialization of certain products that may compete with BioMimetic’s products.

In addition, Mr. Bullock’s Executive Employment Agreement provides that if he is terminated without cause or for good reason, then his outstanding stock options, restricted stock, restricted stock units and other unvested equity incentives would become fully exercisable and vested. Dr. Pagano’s Executive Employment Agreement provides that if he is terminated without cause or resigns for good reason within the 12 months following a change of control, then his outstanding stock options, restricted stock, restricted stock units, and any other unvested equity incentives would become fully exercisable and vested. Such provisions are consistent with the respective executive’s prior employment agreements.

In addition, in the event the executive might become subject to federal excise taxes under Section 4999 of the Internal Revenue Code, the aggregate amount of severance payments owed to the executive would be reduced to the maximum amount that would not trigger the excise tax, so long as the payments actually received by the executive would be equal to or greater than severance payments net of the excise taxes on such payments.

Amendment to Samuel Lynch Employment Agreement

Dr. Lynch’s employment agreement was amended to make a conforming change such that, if Dr. Lynch might be subject to federal excise taxes under Section 4999 of the Internal Revenue Code, the aggregate amount of severance payments owed to Dr. Lynch would be reduced to the maximum amount that would not trigger an excise tax, so long as the payments actually received by Dr. Lynch would be equal to or greater than severance payments net of the excise taxes on such payments. All other terms of Dr. Lynch’s employment agreement remain unchanged.

The Executive Employment Agreements and the amendment to the employment agreement with Dr. Lynch were approved by BioMimetic’s Board of Directors.

Item 8.01 Other Events.

BioMimetic and Parent issued a joint press release dated November 19, 2012 announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of November 19, 2012, among Wright Medical Group, Inc., Achilles Merger Subsidiary, Inc., Achilles Acquisition Subsidiary, LLC and BioMimetic Therapeutics, Inc.

10.1	Form of Contingent Value Rights Agreement, to be entered into among Wright Medical Group, Inc. and Trustee.

10.2	Form of Voting Agreement, by and among Wright Medical Group, Inc. and the directors and certain officers of BioMimetic Therapeutics, Inc. and their stockholder affiliates.

10.3	Employment Agreement, dated November 13, 2012, between BioMimetic Therapeutics, Inc. and Larry Bullock.

10.4	Employment Agreement, dated November 13, 2012, between BioMimetic Therapeutics, Inc. and Dr. Russell Pagano.

10.5	Amendment to Employment Agreement, dated November 18, 2012, to the Employment Agreement, dated July 17, 2009, between BioMimetic Therapeutics, Inc. and Dr. Samuel E. Lynch.

99.1	Joint Press Release of BioMimetic Therapeutics, Inc. and Wright Medical Group, Inc., dated November 19, 2012 announcing the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.

By:	/s/ Larry Bullock
Name:	Larry Bullock
Title:	Chief Financial Officer

Date: November 19, 2012